Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
10 May 2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 7.  Exhibits.

 The following document is furnished herewith:

99.1 Press release of Inter Parfums Inc. dated 10 May 2004.

Item 9. Regulation FD Disclosure.

The following portions of the press release of Inter Parfums Inc. dated 10 May 2004 relating to, among other things,  results of operations for the first quarter ended 31 March 2004, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to Regulation FD: The entire press release other than (1) the paragraph entitled "First Quarter 2004 Compared to First Quarter 2003" and (2) the table annexed to such release.

In accordance with General Instruction B.2. of Form 8-K, the information in this report that is furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 12. Results of Operations and Financial Condition.

The following portions of the press release of Inter Parfums Inc. dated 10 May 2004 relating to, among other things, results of operations for the first quarter ended 31 March 2004, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein: The paragraph entitled "First Quarter 2004 Compared to First Quarter 2003" and the table annexed to such release.

In accordance with General Instruction B.6. of Form 8-K, the information in this report that is furnished pursuant to Item 12 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 10 May 2004

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President